SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K

                             CURRENT REPORT PURSUANT
                          TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

          Date of report (Date of earliest reported): January 10, 2005

                       Advantage Capital Development Corp.
             (Exact Name of Registrant as Specified in Its Charter)

                                     Nevada
                 (State or Other Jurisdiction of Incorporation)

       000-50413                                           87-0217252
 (Commission File Number)                      (IRS Employer Identification No.)

                 2999 N.E. 191st Street, PH2 Aventura, FL 33180
               (Address of Principal Executive Offices)(Zip Code)

                                 (866) 820-5139
              (Registrant's Telephone Number, Including Area Code)

          (Former Name or Former Address, if Changed Since Last Report)

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INFORMATION TO BE INCLUDED IN THE REPORT

ITEM 8.01. OTHER EVENTS AND REGULATION FD DISCLOSURE

On January 10, 2005, Advantage Capital Development Corp. issued a press release announcing that one of its portfolio companies, Global IT Holdings Inc., has signed a letter of intent to acquire Global Information Technologies, Inc. With the scheduled reopening of an Indianapolis, IN office, Global Information Technologies, Inc., a Tampa, Fla.-based IT staffing firm, will contribute revenues that should bring Global IT Holdings annual run rate in excess of $10 million. That planned acquisition will include investments from Advantage Capital and another institutional fund as well as asset based financing.

In a similar transaction at the end of the third quarter of 2004, Global IT Holdings, Inc. completed a $3 million acquisition of the assets of Platinum IT Consulting and its associated company Parker Clark Data Processing. The two companies which have served the New York and New Jersey markets for 25 years, have combined annual revenues in excess of $5 million.

Advantage Capital Development Corp. recently announced that it plans to distribute one-third of its share position of Global IT Holdings to its shareholders upon effectiveness of Global's registration statement. Advantage Capital will notify the NASD and its shareholders 10 days prior to this distribution once Global's registration statement has been declared effective by the SEC.

Global believes that Global Information Technologies is an excellent company with a solid client list and it will provide the company with a strong presence in a key sunbelt market in one of the fastest growing regions in the country. In addition, Global also believes there is a great deal of synergy with this company and Global's current operations and along with the potential to double the company's revenues it anticipates that it will realize a significant increase in operating efficiencies. The acquisition of Global Information Technologies is subject to certain due diligence, however, Global anticipates it will close by the end of February.

Advantage Capital believes this is another quality acquisition that fits well within Global IT Holdings business model of selectively acquiring IT staffing companies and is very excited about the tactical approach Global's management is taking to become a significant player in the burgeoning IT staffing industry.

Advantage Capital recently announced that it has participated in a $600,000 investment in Networth Technologies, formerly known as Colmena Corp. (OTC Bulletin Board: CLME), a global management consulting, technology services and acquisition company.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(a) Financial statements of business acquired:

         None
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(b) Exhibits

Number   Exhibit

10.1     Press Release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

                                ADVANTAGE CAPITAL
                                DEVELOPMENT CORP.

                                 By: /s/ Jeff Sternberg
                                     -------------------------------------------
                                         Jeff Sternberg, President

January 10, 2005